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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                            ---------------------

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

                           PARKER DRILLING COMPANY
           (Exact name of registrant as specified in its charter)

               DELAWARE                                   73-0618660
(State of incorporation or organization)               (I.R.S. Employer
                                                      Identification No.)

         8 EAST THIRD STREET
           TULSA, OKLAHOMA                                   74103
(Address of principal executive offices)                   (Zip Code)

                             ---------------------

                         Securities to be registered
                    pursuant to Section 12(b) of the Act:

        Title of each class                       Name of each exchange on
        to be so registered                 which each class is to be registered
        -------------------                 ------------------------------------

   5 1/2% Convertible Subordinated                  New York Stock Exchange
   Notes due 2004

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

      Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)


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               INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The material set forth in the section captioned "Description of the Notes" contained in the Registrant's Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-30711) filed with the Securities and Exchange Commission (the "SEC") on July 21, 1997 and the material set forth in the section captioned "Description of the Notes" contained in the Registrant's Prospectus to be filed with the SEC pursuant to Rule 424(b) on July 22, 1997, are incorporated herein by reference.

ITEM 2.   EXHIBITS.

         The following Exhibit is filed with the SEC and The New York Stock Exchange, Inc.:

         1. Form of Indenture between the Company and Texas Commerce Bank National Association, Trustee is incorporated herein by reference to Exhibit 4.7 to the Registrant's Form S-3 Registration Statement (Registration No. 333-30711) filed with the SEC on July 3, 1997.


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     PARKER DRILLING COMPANY
                                     (Registrant)


                                     By     /s/ James J. Davis
                                         --------------------------------------
                                         Name:  James J. Davis
                                         Title: Senior Vice President-Finance
                                                and Chief Financial Officer


Date: July 21, 1997